                                                                    EXHIBIT 10.2

                     SEVENTH AMENDMENT TO CREDIT AGREEMENT

     THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT (herein called this "Amendment") is made as of the 12th day of August, 1997 by and between Neo Energy, Inc., a Texas corporation ("Borrower"), Aviva Petroleum Inc., a Texas corporation ("Aviva Petroleum"), Aviva America, Inc., a Delaware corporation ("Aviva America"), and ING (U.S.) Capital Corporation (formerly named Internationale Nederlanden (U.S.) Capital Corporation), a Delaware corporation ("Lender").

                                   RECITALS:

     1. Borrower, Aviva Petroleum, Aviva America and Lender are parties to that certain Credit Agreement dated as of August 6, 1993, as amended by (a) that certain First Amendment to Credit Agreement and Promissory Note dated March 31, 1994; (b) a letter amendment concerning Permitted Investments dated December 31, 1994; (c) a letter amendment concerning Consolidated Tangible Net Worth dated March 7, 1995; (d) that certain Fourth Amendment to Credit Agreement and Promissory Note dated June 9, 1995; (e) that certain Fifth Amendment to Credit Agreement and Promissory Note dated March 29, 1996; and (f) that certain Sixth Amendment to Credit Agreement and Promissory Note dated November 22, 1996. (As so amended, such Credit Agreement is herein called the "Original Agreement".)

     2. Borrower and Aviva America have asked Lender to consent to a revised principal amortization schedule and waive the tangible net worth covenant set forth in Section 5.12 of the Original Agreement, and Lender has agreed to do so, provided that the Original Agreement is amended as set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                    ARTICLE I. -- Definitions and References
                                  --------------------------

     (S) 1.1  Terms Defined in the Original Agreement.  Unless the context
              ---------------------------------------
otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

     (S) 1.2.  Other Defined Terms.  Unless the context otherwise requires, the
               -------------------
following terms when used in this Amendment shall have the meanings assigned to them in this (S) 1.2.

          "Amendment" means this Seventh Amendment to Credit Agreement.
           ---------

          "Credit Agreement" means the Original Agreement as heretofore amended
           ----------------
     and as amended hereby.

              ARTICLE II. -- Amendments to the Original Agreement
                             ------------------------------------

     (S) 2.1.  Regular Payments.  Section 2.8 of the Original Agreement is
               ----------------
hereby amended in its entirety to read as follows:

          Section 2.8  Regular Payments.  Beginning August 29, 1997 and
                       ----------------
     continuing on the last Business Day of each calendar month thereafter, Borrower will, in addition to paying any interest then due on the Loan, repay the principal balance of the Loan in accordance with the following schedule:

          Payment Dates                Monthly Principal Payment
          -------------                -------------------------

          August, 1997                         $   25,000
          September, 1997                      $   25,000
          October, 1997                        $   25,000
          November, 1997                       $   25,000
          December, 1997                       $  575,000

          January, 1998                        $  575,000
          February, 1998                       $  575,000
          March, 1998                          $  575,000
          April, 1998                          $  575,000
          May, 1998                            $  575,000
          June, 1998                           $  575,000
          July, 1998                           $  575,000
          August, 1998                         $  575,000
          September, 1998                      $  575,000
          October, 1998                        $1,965,000

                    ARTICLE III. -- Agreements and Consents
                                    -----------------------

     (S) 3.1.  Reorganization and Regular Payments.  Borrower and Aviva
               -----------------------------------
Petroleum hereby represent and warrant that Aviva Petroleum is negotiating with Merrick Capital Corporation ("Merrick") regarding Aviva Petroleum's proposed
                              -------
reorganization and recapitalization (the "Reorganization"), which will include
                                          --------------
(a) the contribution by a third party of oil and gas reserves (in which Mr. Rawson may have an interest) having a fair market value of not less than $5 million in exchange for 10,000,000 common shares of Aviva Petroleum, (b) the election of Jeffery S. Rawson, currently president of Merrick, as president and chief executive officer of Aviva Petroleum, (c) the issuance of $12-15 million of mezzanine financing with Trust Company of the West or other mezzanine lender and (d) the establishment of an oil and gas reserve based credit facility of approximately $25 million. Borrower and Aviva Petroleum hereby agree that in the event, at the sole discretion of Lender, Borrower and Aviva Petroleum fail to continue to actively pursue the Reorganization (a "Termination"): (i) Borrower
                                                   -----------
and Aviva Petroleum shall within thirty days after such Termination notify Lender of such Termination, and (ii) after such thirty-day period, each principal repayment due thereafter pursuant to Section 2.8 of the Agreement shall be $575,000, and such Section 2.8 of the Agreement shall be automatically amended accordingly, without further action by Lender or any Obligor.

     (S) 3.2.  Waiver of Breach of Tangible Net Worth Covenant.  Lender hereby
               -----------------------------------------------
waives any breach by Aviva Petroleum of the tangible net worth covenant set forth in Section 5.2(m) of the Agreement, and any related Default or Event of Default under Section 7.1(b) of the Agreement, for the period commencing June 30, 1997 through and until a Termination, at which time all such breaches of such Section 5.2(m), and all such related Defaults or Events of Default, shall be automatically reinstated.

                 ARTICLE IV. -- Representations and Warranties
                                ------------------------------

     (S) 4.1.  Representations and Warranties of Obligors.  In order to induce
               ------------------------------------------
Lender to enter into this Amendment, each Obligor represents and warrants to Lender that:

          (a) Except as previously disclosed to Lender, the representations and warranties contained in Section 4.1 of the Original Agreement are true and correct at and as of the time of the effectiveness hereof.

          (b) Each Obligor is duly authorized to execute and deliver this Amendment and Borrower is and will continue to be duly authorized to borrow and to perform its obligations under the Credit Agreement. Each Obligor has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of Borrower hereunder.

          (c) The execution and delivery by each Obligor of this Amendment, the performance by each Obligor of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the articles or certificate, as appropriate, of incorporation and bylaws of each Obligor, or of any material agreement, judgment, license, order or permit applicable to or binding upon each Obligor, or result in the creation of any lien, charge or encumbrance upon any assets or properties of any Obligor. Except for those which have been duly obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by each Obligor of this Amendment or to consummate the transactions contemplated hereby.

          (d) When duly executed and delivered, each of this Amendment and the Credit Agreement will be a legal and binding instrument and agreement of each Obligor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and similar laws applying to creditors' rights generally and by principles of equity applying to creditors' rights generally.

          (e) The audited annual Consolidated financial statements of Aviva Petroleum dated as of December 31, 1996 fairly present its Consolidated financial position at such date and its Consolidated results of operations and Consolidated cash flows for the period ending on such date.

                          ARTICLE V. -- Miscellaneous
                                        -------------

     (S) 5.1.  Effective Date.  This Amendment shall become effective as of the
               --------------
date first above written when and only when Lender shall have received, at Lender's office a counterpart of this Amendment executed and delivered by Borrower and Lender.

     (S) 5.2.  Ratification of Agreements.  The Original Agreement as hereby
               --------------------------
amended is hereby ratified and confirmed in all respects. The Loan Documents, as they may be amended or affected by this Amendment, are hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to refer to this Amendment also, and any reference in any Loan Document to any other document or instrument amended, renewed, extended or otherwise affected by this Amendment shall also refer to such document as amended hereby. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under the Credit Agreement or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document. Without limitation of the foregoing, this Amendment does not constitute, and shall not be construed as, any consent to the Reorganization.

     (S) 5.3.  Ratification of Security Documents.  Each of the Obligors hereby
               ----------------------------------
consents to the provisions of this Amendment and the transactions contemplated herein, and hereby ratifies and confirms each Loan Document executed and delivered by it to and for the benefit of Lender, and each hereby agrees that its respective obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.

     (S) 5.4.  Survival of Agreements.  All representations, warranties,
               ----------------------
covenants and agreements of each Obligor herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loan, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by any Obligor hereunder or under the Credit Agreement to Lender shall be deemed to constitute representations and warranties by, or agreements and covenants of, such Obligor under this Amendment and under the Credit Agreement.

     (S) 5.5.  Loan Documents.  This Amendment is a Loan Document, and all
               --------------
provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

     (S) 5.6.  Governing Law.  This Amendment shall be governed by and construed
               -------------
in accordance with the laws of the State of New York and any applicable laws of the United States of America in all respects, including construction, validity and performance.

     (S) 5.7.  Counterparts.  This Amendment may be separately executed in
               ------------
counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.

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

     IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

                              AVIVA PETROLEUM INC.
                              NEO ENERGY, INC.
                              AVIVA AMERICA, INC.


                              By:/s/ James L. Busby
                                 --------------------------------------
                                 James L. Busby, Treasurer


                              ING (U.S) CAPITAL CORPORATION


                              By:/s/ Christopher R. Wagner
                                 -------------------------------------
                                 Christopher R. Wagner, Vice President

                             CONSENT AND AGREEMENT
                             ---------------------

     Aviva Operating Company, a Nevada corporation, hereby consents to (i) the provisions of that certain Seventh Amendment to Credit Agreement (the "Amendment") made as of the 12th day of August, 1997 by and between Neo Energy, Inc., a Texas corporation, Aviva Petroleum Inc., a Texas corporation, Aviva America, Inc., a Delaware corporation, and ING (U.S.) Capital Corporation (formerly named Internationale Nederlanden (U.S.) Capital Corporation), a Delaware corporation ("Lender") and (ii) the transactions contemplated in the Amendment, and hereby ratifies and confirms the Guaranty (the "Guaranty") dated as of August 6, 1993 made by it for the benefit of Internationale Nederlanden Bank N.V., New York Branch (which has since assigned all its rights, interests, and obligations under the Guaranty to Lender), and agrees that its obligations and covenants under the Guaranty are unimpaired by the Amendment and shall remain in full force and effect.

                              AVIVA OPERATING COMPANY


                              By:/s/ James L. Busby
                                 -----------------------------------
                                 James L. Busby, Treasurer

                                       6